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                                                                   EXHIBIT 10.22

                                            SOFTWARE LICENSE AGREEMENT


         This Software License Agreement (the "Agreement") is dated as of the latest date following the signatures hereto (the "Agreement Date"), and is by and between Novazen, Inc., a Delaware corporation ("Novazen") and International Telecommunication Data Systems, Inc., a Delaware corporation, with its principal offices at 225 High Ridge Road, Stamford, Connecticut 06905 ("ITDS").

         WHEREAS, Novazen has developed and/or otherwise possesses rights to certain computer software which is described in SCHEDULE A, and

         WHEREAS, ITDS desires to license the source code for such software for use in the operation of its business and for distribution to its existing and potential clients and customers, and Novazen is willing to grant to ITDS a license for such purposes on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of these premises and the mutual covenants herein contained, the parties hereby agree as follows:

1.       DEFINITIONS.

         1.1 "LICENSED SOFTWARE" means the software described in SCHEDULE A attached hereto in Source Code form and in Object Code form.

         1.2 "OBJECT CODE" means a form of software code resulting from the translation or processing of a computer program in Source Code form by a computer into machine language or intermediate code, which thus is in a form that would not be convenient to human understanding of the program logic, but which is appropriate for execution or interpretation by a computer.

         1.3 "SOURCE CODE" means a form in which a computer program's logic is easily deduced by a human being with skill in the art, such as a printed listing of the program or a form from which a printed listing can be easily generated.

2.       LICENSES.

         2.1 LICENSE GRANT. Subject to the terms and conditions contained herein, Novazen grants ITDS, and ITDS accepts, a perpetual, royalty-free, fully paid-up right and license to use, copy, modify, enhance, prepare derivative works of and distribute (in accordance with Section 2.2 below) the Licensed Software in Source Code form and Object Code form. Novazen also grants ITDS, and ITDS accepts, a perpetual, royalty-free, fully paid-up right and license to use, copy, modify, enhance, prepare derivative works of and distribute (in accordance with Section 2.2 below) the user

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manuals and other documentation associated with the Licensed Software (the
"Documentation").

          2.2 SUBLICENSE RIGHTS. ITDS shall have the right to sublicense all such rights to any provider of wireless telecommunications services.

          2.3 EXCLUSIVITY. Subject to the following sentence, the rights granted in this Section 2 to ITDS shall be exclusive with respect to any customers and clients of ITDS. During the term of this Agreement, Novazen shall not, nor permit or cause any other person to, grant a license to the Licensed Software (or any portion or derivative work thereof) to any person or entity once such person or entity is known by Novazen, or identified by ITDS, as a customer or client of ITDS (other than MCI Worldcom for non-wireless applications). Moreover, Novazen agrees that the rights of ITDS to use the Licensed Software shall be exclusive with respect to the provision of billing and customer care services to providers of wireless telecommunications services, and, therefore, without the express prior written approval of ITDS, Novazen shall not, nor permit or cause any other person to, grant a license to the Licensed Software (or any portion or derivative work thereof) to any person or entity that provides billing and customer care services (whether through a sale or license of a solution or through the provision of services via a service bureau) to providers of telecommunications services for wireless applications, e.g. LHS, Convergys, Saville Systems, Amdocs, HO Software and similar companies. Subject to the first two sentences of this Section 2.3, Novazen shall have the right to license end user providers of wireless telecommunication services the right to use the Licensed Software for such end users' own billing and customer care applications, e.g. Vanguard Cellular, Air Touch and similar companies.

         2.4 MAINTENANCE AND UPDATE. Novazen and ITDS have entered into a Maintenance and Update Agreement of even date herewith pursuant to which Novazen shall provide to ITDS (at no additional cost to ITDS) all enhancements, updates and improvements to the Licensed Software for the two year period beginning as of the date hereof.

         2.5 INSTALLATION. Promptly after the date hereof, Novazen shall assist ITDS in the installation of the Licensed Software on ITDS' hardware.

         2.6 VERIFICATION. As reasonably requested in writing by Novazen from time to time, ITDS shall furnish Novazen with information and other documentation reasonably calculated to verify that the use of the Licensed Software by ITDS complies with the terms and conditions set forth herein.

3.       PAYMENT OF LICENSE FEE; DELIVERY OF LICENSED SOFTWARE.


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         3.1 PAYMENT. Promptly after the execution hereof and simultaneously with the delivery by Novazen of the Licensed Software in Source Code Form to ITDS, ITDS shall pay to Novazen a license fee of $2,000,000 (the "License Fee") in consideration of the rights granted to ITDS herein and in the Maintenance and Update Agreement.

         3.2 DELIVERY. Simultaneously with the payment by ITDS of the License Fee, Novazen shall provide ITDS with one (1) complete copy of the Licensed Software in Source Code Form and Documentation in electronic format reasonably acceptable to ITDS.

4.       OWNERSHIP OF SOFTWARE.

         4.1 LICENSED SOFTWARE. Novazen shall retain all its rights, title and interest in the Licensed Software and Novazen shall retain all rights, title and interest in all modifications, enhancements and other derivative works thereof made by Novazen during the term of this Agreement. ITDS shall retain all rights, title and interest in all modifications, enhancements and other derivative works thereof made by ITDS during the term of this Agreement.

         4.2 COPYRIGHT NOTICES. ITDS shall not alter or remove any printed or on-screen copyright notices contained on or in copies of Licensed Software.

         4.3 NECESSARY RIGHTS. Novazen hereby represents and warrants to ITDS that it has all necessary rights, power and authority to grant the rights and licenses granted herein.

5.       TERM AND TERMINATION.

         5.1 TERM. This Agreement shall commence on the Agreement Date and shall continue until terminated pursuant to Section 5.2.

         5.2      GROUNDS FOR TERMINATION.  This Agreement may be terminated:

                  (a) By ITDS upon notice to Novazen;

                  (b) By either party in the event the other party materially breaches a provision of this Agreement and the breaching party fails to cure such breach within thirty (30) days of the receipt of notice of such breach from the non-breaching party.

         5.3      EFFECTS OF TERMINATION.

                  (a) Upon termination of this Agreement, all rights, obligations and licenses of the parties hereunder shall cease.


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                  (b) Immediately after the termination on the grounds of a
material breach by ITDS, ITDS shall have no further right to use, copy, modify, enhance, create Derivative Works of, or distribute the Licensed Software, provided, however, that ITDS shall continue to have the right to use the Licensed Software for the sole purpose of maintaining and supporting the Licensed Software for its licensees;

                  (c) The provisions of Sections 6 (Confidentiality), 7 (Warranty and Disclaimer of Warranty), 8 (Infringement Indemnification), 9 (Limitations on Liability), 10 (Compliance with Laws), 11 (Notices), 13 (General Provisions) and this Section 5 shall survive any termination or expiration of this Agreement according to their terms.

6.       CONFIDENTIALITY.

         6.1 CONFIDENTIAL INFORMATION. ITDS agrees and acknowledges that in order to facilitate the use of the Licensed Software, Novazen may disclose to ITDS certain confidential information which will be identified as such in writing ("Confidential Information"). The Licensed Software in Source Code Form shall be regarded as Confidential Information of Novazen whether or not it is identified in writing as "Confidential". Novazen agrees to protect the confidentiality of ITDS' list of customers and clients with at least the same degree of care that it utilizes with respect to its own similar proprietary information.

         6.2 PROTECTION OF PROPRIETARY INFORMATION. ITDS agrees to protect the confidentiality of the Confidential Information with at least the same degree of care that it utilizes with respect to its own similar proprietary information, including without limitation agreeing:

                  (a) Not to disclose or otherwise permit any other person or entity access to, in any manner, the Confidential Information, or any part thereof in any form whatsoever, except that such disclosure or access shall be permitted to (i) licensees of ITDS who have agreed to maintain the confidentiality of the Confidential Information and (ii) to an employee of ITDS requiring access to the Confidential Information in the course of his or her employment in connection with this Agreement and who has signed an agreement obligating the employee to maintain the confidentiality of the confidential information of third parties in ITDS's possession; and

                  (b) To notify Novazen promptly and in writing of the circumstances surrounding any suspected possession, use or knowledge of the Confidential Information or any part thereof at any location or by any person or entity other than those authorized by this Agreement.



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         6.3 EXCEPTIONS. Nothing in this Section 6 shall restrict ITDS with respect to information or data, whether or not identical or similar to that contained in the Confidential Information, if such information or data: (a) was rightfully possessed by ITDS before it was received from Novazen; (b) is independently developed by ITDS without reference to Novazen's information or data; (c) is subsequently furnished to ITDS by a third party not under any obligation of confidentiality with respect to such information or data, and without restrictions on use or disclosure; or (d) is or becomes public or available to the general public otherwise than through any act or default of ITDS.

         6.4 SALES LEADS AND CONTACTS. Novazen acknowledges and agrees that all new sales leads and contacts obtained by either ITDS or Novazen, or their representatives, at the CTIA Trade Show to be held in February 1999 in New Orleans, Louisiana, or at functions or events related thereto, shall be the proprietary information of ITDS and Novazen shall provide all such leads and contacts that it obtains to ITDS and shall not pursue any such leads or contacts without the prior written consent of ITDS; provided, however, that beginning 18 months after the termination of such CTIA Trade Show, Novazen shall be permitted to pursue any such leads or contacts obtained by Novazen for the sale of solutions or services for other than wireless applications.

7.       WARRANTY AND DISCLAIMER OF WARRANTY .

         Novazen hereby represents and warrants that (i) the Licensed Software will operate in substantial conformance with its specifications and accompanying documentation for a period of six (6) months after delivery thereof to ITDS and completion of installation and (ii) the Licensed Software will recognize and process all date fields, and perform all date-dependent calculations and operations (including sorting, comparing and reporting) correctly, and will not experience software ending and/or invalid and/or incorrect results as a result of the change of century or the occurrence of any particular date (all without human intervention, other than original data entry of valid dates). EXCEPT AS PROVIDED IN THE PREVIOUS SENTENCE, THE LICENSED SOFTWARE IS BEING PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND AND NOVAZEN HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE LICENSED SOFTWARE INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.


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8.       INFRINGEMENT INDEMNIFICATION.

          8.1 Except as provided below, Novazen shall defend and indemnify ITDS from and against any damages, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of any claim that the Licensed Software infringes a valid patent, copyright or other intellectual property right or misappropriates a trade secret of a third party, PROVIDED THAT ITDS shall have promptly provided Novazen written notice thereof and reasonable cooperation, information, and assistance in connection therewith. Should any Licensed Software become the subject of an injunction preventing its use as contemplated herein, Novazen shall, at its option, (1) procure for ITDS the right to continue using such Licensed Software, (2) replace or modify such Licensed Software so that it becomes non-infringing, or if (1) and (2) are not reasonably available to Novazen, then (3) terminate ITDS' license to the infringing Licensed Software and refund all amounts paid hereunder by ITDS.

         8.2 Novazen shall have no liability or obligation to ITDS hereunder with respect to any patent, copyright, trade secret or other intellectual property infringement, misappropriation or claim thereof based upon modifications, alterations or enhancements of the Licensed Software not created by or for Novazen.

9.       LIMITATIONS ON LIABILITY.

         IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOSS OF DATA, PROFITS OR USE OF THE PRODUCTS, OR FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE LICENSED SOFTWARE.

10.      COMPLIANCE WITH EXPORT LAWS.

         ITDS shall not export, directly or indirectly, the Licensed Software, or other information or materials provided by Novazen hereunder, to any country for which the United States or any other relevant jurisdiction requires any export license or other governmental approval at the time of export without first obtaining such license or approval.

11.      NOTICES.

         Any notice or communication from one party to the other shall be in writing and either personally delivered or sent via facsimile or certified mail, postage prepaid and return receipt requested addressed, to such other party at the address specified below or such other address as either party may from time to time designate in writing to the other party.



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                  If to Novazen:    Novazen, Inc.
                                    6328 Monarch Park Place
                                    Longmont, CO 80503
                                    Attn.: President


                 with a copy to:    Gibson, Dunn & Crutcher LLP
                                    200 Park Avenue
                                    New York, NY  10166-0193
                                    Attn.:  Conor D. Reilly, Esq.

                     If to ITDS:    International Telecommunication Data
                                      Systems, Inc.
                                    225 High Ridge Road
                                    Stamford, CT 06905
                                    Attn: Peter L. Masanotti, Esq.

                 with a copy to:    Hale and Dorr LLP
                                    60 State Street
                                    Boston, MA 02109
                                    Attn: John H. Chory, Esq.

No change of address shall be binding upon the other party hereto until written notice thereof is received by such party at the address show herein. All notices shall be in English and shall be effective upon receipt.

12.      AMENDMENT OF LOI.

         Each of Novazen and ITDS agree that, in connection with and in consideration of the execution of this Agreement, clause (a) of Paragraph 5 of that certain Letter of Intent for the acquisition of Novazen, Inc., dated as of January 21, 1999, by and between Novazen and ITDS be amended to change February 28, 1999 to March 15, 1999.

13.      GENERAL PROVISIONS.

         13.1 FORCE MAJEURE. In the event that either party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any cause beyond the reasonable control of the party invoking this provision, the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

         13.2 WAIVER. The waiver by either party of a breach or a default of any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or



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omission on the part of either party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such party.

         13.3 NO AGENCY; INDEPENDENT CONTRACTORS. Nothing contained in this Agreement shall be deemed to imply or constitute either party as the agent or representative of the other party, or both parties as joint venturers or partners for any purpose.

         13.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its choice of law provisions.

         13.5 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Exhibits attached hereto constitute the entire agreement between the parties with regard to the subject matter hereof. No waiver, consent, modification or change of terms of this Agreement shall bind either party unless in writing signed by both parties, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

         13.6 HEADINGS. Captions and headings contained in this Agreement have been included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.

         13.7 COSTS, EXPENSES AND ATTORNEYS' FEES. If either party commences any action or proceeding against the other party to enforce or interpret this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party the actual costs, expenses and reasonable attorneys' fees (including all related costs and expenses), incurred by such prevailing party in connection with such action or proceeding and in connection with obtaining and enforcing any judgment or order thereby obtained.

         13.8 ARBITRATION. Any and all claims or disputes arising out of or in connection with this Agreement shall be decided by arbitration under the rules of the American Arbitration Association before one arbitrator in Stamford, Connecticut. The arbitrator may award the prevailing party attorneys fees and costs but may not award punitive damages to either party.

         13.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall


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         IN WITNESS WHEREOF, the parties, have caused this Agreement to be executed by their duly authorized representatives.

NOVAZEN, INC.                             INTERNATIONAL TELECOMMUNICATION
                                             DATA SYSTEMS, INC.


By: /s/ Vincent T. Jordan                  By: /s/ Peter L. Masanotti
   ------------------------------------       --------------------------------

Name: Vincent T. Jordan                    Name: Peter L. Masanotti
     ----------------------------------         ------------------------------

Title: President/CEO                       Title: EVP
     ----------------------------------          -----------------------------

Date: 2/2/1999                              Date: 2/9/99
     ----------------------------------         ------------------------------





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                                   SCHEDULE A

                                LICENSED SOFTWARE


         This Schedule A is incorporated in its entirety as part of this Software License Agreement between Novazen and ITDS.

LICENSED SOFTWARE:

         Novazen's customer care, bill presentment and bill payment software solution, including the products known as "Novazen Consolidated Billing", "Novazen Electronic Bill Presentment & Payment" and "Novazen Interactive Customer Care", together with all updates and improvements thereto as of the date hereof, that is capable of performing without limitation the program functionality identified in Attachment A-1 hereto.



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